Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

EPICURE INVESTMENTS, INC.

     Epicure Investments, Inc., a corporation organized and existing under the laws of the State of Florida, pursuant to Chapter 607 of the Florida Business Corporation Act, hereby certifies as follows:

     1.     The name of this Corporation is Epicure Investments, Inc. Epicure Investments, Inc. was originally incorporated under the same name and the original Articles of Incorporation were duly filed with the Secretary of State of the State of Florida on May 13, 1980.

     2.     These Restated Articles of Incorporation were recommended by the Corporation's board of directors and duly approved on December 19, 2001 by written consent of the holders of the Corporation's issued and outstanding shares of stock, having not less than the minimum number of votes necessary to approve and adopt these Restated Articles of Incorporation, in accordance with the provisions of Section 607.0704 of the Florida Statutes, and Chapter 607 of the Florida Business Corporation Act.

     3.     These Restated Articles of Incorporation shall become effective January 1, 2002.

     4.     The text of the Articles of Incorporation of Epicure Investments, Inc. is hereby restated and amended in its entirety to read as follows:

ARTICLE I - NAME

     The name of this Corporation is V-GPO, Inc.

ARTICLE II - DURATION

     The Corporation is to have perpetual existence.

ARTICLE III - PRINCIPAL OFFICE

     The principal place of business and mailing address of this Corporation is 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

ARTICLE IV - PURPOSE

     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any and all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world.

ARTICLE V - CAPITAL STOCK

     1.     Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares of which one hundred million (100,000,000) shares shall be common stock with $.0001 par value (the "Common Stock") and twenty million (20,000,000) shares shall be preferred stock with $.001 par value (the "Preferred Stock").

     2.     Director Authority. The board of directors is expressly vested with authority to issue the Common Stock and the Preferred Stock from time to time, and to issue the Preferred Stock from time to time in one or more series, of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such Preferred Stock, and in such resolution or resolutions providing for the issue of shares of each such class and of each particular series of any such class, the board of directors is also expressly vested with authority to fix the number of shares constituting any such series of any such class and to fix:

            (a)     the rate and times at which, and the conditions under which, dividends shall be payable on shares of any such series of any such class, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

            (b)     the price or prices, times and terms and conditions, if any, upon which or at which shares of any such series of any such class shall be subject to redemption;

            (c)     the rights, if any, of holders of shares of any such series of any such class to convert such shares into, or exchange such shares for shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange, including the conversion price or prices or the rates of exchange, and the adjustments thereof, if any;

            (d)     the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of any such series of any such class, including without limitation the amount or the fund of account, the manner of its application, and the price or prices at which shares of any such series of any such class may purchased or redeemed through the application of the fund or account;

             (e)     the rights of the holders of shares of any such series of any such class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, including the amount or amounts payable to the holders of shares of such series prior to any payment or distribution of any assets of the Corporation to any series of any class or classes of stock ranking junior to such series;

             (f)     the limitations, if any, applicable while any such series of any such class is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of any series of any class or classes of stock ranking junior to such series;

             (g)     the voting rights, if any, of any such series of any such class; and

             (h)     any other designations, preferences, and powers, and relative participating, optional or other such special rights and the qualifications, limitations or restrictions thereof, of any such class, as the board of directors may deem advisable and as are not inconsistent with the provisions of the laws of the State of Florida; in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of any such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Florida. All shares of any class shall be identical to and of equal rank with other shares of such class except in respect to the particulars that may be fixed by the board of directors as provided above; provided, however, that all shares of each series of any such class shall be identical and of equal rank, except as to the times from which dividends thereon, if any, shall be cumulative. Unless otherwise provided in such resolution or resolutions fixing the designations, preferences, and powers, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of any such series of any such class, the number of shares of any such series to which such resolution or resolutions apply, may be increased (but not above the total number of authorized shares of the class) or decreased by the board of directors (but not below the number of shares thereof then outstanding) without any requirement that such increase or decrease be approved by a class vote on the part of the affected class or any series thereof, or on the part of any other class or classes of stock of the Corporation.

ARTICLE VI - ADDITIONAL POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                (1)     To make, alter or repeal the Bylaws of the Corporation.

                (2)     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                (3)     To set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                (4)     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                (5)     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the Corporation.

ARTICLE VII - ELECTION OF DIRECTORS

     Elections of the directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The books of the Corporation may be kept (subject to any contrary provision contained in the Florida Business Corporation Act, as amended) outside the State of Florida at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation.

ARTICLE VIII - AMENDMENT, MODIFICATION, CHANGE
OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX - DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith, (iii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iv) under Section 607.0831 of the Florida Business Corporation Act, or any amendment thereto or successor provision thereto, or (v) for any transaction from which the director derived an improper personal benefit.

ARTICLE X - REGISTERED AGENT AND ADDRESS

     The name and address of the registered agent of the Corporation is Capital Connection, Inc., 417 E. Virginia Street, Suite 1, Tallahassee, Florida 32301.

     IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation this 19th day of December, 2001.

Epicure Investments, Inc.
By: /s/ Casimir Jaszewski Casimir Jaszewski, President